SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): June 18, 2001


                        Commission File Number 0001071113


                              LYON INVESTMENTS B.V.
             (Exact name of registrant as specified in its charter)


         THE NETHERLANDS
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                                  No.)


                              Lyon Investments B.V.
                            Officia 1, De Boelelaan 7
                                1083 HJ Amsterdam
                                 The Netherlands
          (Address of principal executive offices, including zip code)
                           Telephone: (31 313) 429 437
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

The parent of Lyon Investments B.V., The Derby Cycle Corporation (the "Company"), announced today that its subsidiary, Derby Nederland B.V., had entered into a definitive sale and purchase agreement for the sale of all issued and outstanding shares of its subsidiary, Koninklijke Gazelle B.V. ("Gazelle"), to Gazelle Holding B.V., a company controlled by Gilde Investment Management B.V. located in The Netherlands. Pursuant to the agreement, the purchase price is EUR 142.5 million in cash, less EUR 11.9 million of debt and taxes outstanding of Gazelle as of June 1, 2001, and subject to certain adjustments based on Gazelle's balance sheet as of June 1, 2001. EUR 10.0 million of the purchase price will be placed in escrow, to be released to the Company upon the determination of certain contingencies.

The sale of Gazelle pursuant to the agreement is subject to approval by the Dutch competition authority. The Company anticipates that the necessary approval will be obtained and that the sale will be completed on or about 30 days from the date of the agreement; however, no assurances can be given that the sale will be consummated.

Upon completion of the sale, the Company intends that the sale proceeds will be used primarily to repay or collateralize all of the outstanding amounts under its senior secured revolving credit facility (the "Revolving Credit Facility"), to make past due interest payments on its $100 million principal amount of 10% senior notes (the "Dollar Senior Notes") and its DM110 million principal amount of 9 3/8% senior notes (the "DM Senior Notes" and collectively with the Dollar Senior Notes, the "Senior Notes"), to pay fees and taxes resulting from the sale and to partially repurchase the Senior Notes. The Company also intends to retain up to the equivalent of $2.5 million of the sale proceeds for working capital and general corporate purposes.

The proposed use of the sale proceeds by the Company is contingent upon the Company's entry into amendments to the indentures governing the Senior Notes. These amendments require the consent of holders of at least a majority in aggregate principal amount of the outstanding Dollar Senior Notes and DM Senior Notes. The Company has reached agreement on the form of such amendments with the committee representing a majority in aggregate principal amount of the outstanding Dollar Senior Notes and DM Senior Notes and expects to obtain the necessary consents.

On June 18, 2001, the Company announced the proposed sale of Gazelle in a press release that is attached as Exhibit 99.1 and is hereby incorporated by reference.

STATEMENTS ABOUT THE COMPANY'S FUTURE PERFORMANCE ARE FORWARD LOOKING STATEMENTS SUBJECT TO THE SAFE HARBOR CREATED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT CAUTIONS THAT THE COMPANY'S PERFORMANCE IS HIGHLY DEPENDENT UPON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHER THINGS, CYCLES OF CUSTOMER ORDERS, SHIPMENTS OF COMPONENTS FROM FOREIGN SUPPLIERS, CHANGING CONSUMER TRENDS AND CURRENCY FLUCTUATIONS.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits


                  EXHIBIT NUMBER            DESCRIPTION
                  --------------            -----------

                  99.1 Press Release of The Derby Cycle Corporation, dated June 18, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        LYON INVESTMENTS B.V.


                                        By:  /s/ Simon J. Goddard
                                             ----------------------------------
                                             Name:    Simon J. Goddard
                                             Title:   Managing Director


Dated:  June 18, 2001

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                                  EXHIBIT INDEX


EXHIBIT NUMBER                              DESCRIPTION
--------------                              -----------

99.1                       Press Release of The Derby Cycle Corporation, dated
                           June 18, 2001.